Exhibit 5.1

[LETTERHEAD OF KIRKLAND & ELLIS LLP]

May 11, 2006

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, Florida 33647

Re:	Registration Statement on Form S-8

We are providing this letter in our capacity as special counsel to Syniverse Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission covering the registration of up to 6,500,000 shares of the common stock of the Company, par value $0.001 per share (the “Shares”), pursuant to the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan and the Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan (the “Plans”).

For purposes of this letter, we have examined such documents, records, certificates and other instruments deemed necessary as a basis for this opinion.

Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued in accordance with the terms of the Plans upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.001 per share), and (iii) the certificates representing the Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.

We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Second Amended and Restated Certificate of Incorporation, exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuance in connection with the Plans by at least the number of Shares which may be issued in connection with the Plans and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. All of our opinions

Syniverse Holdings, Inc.

May 11, 2006

assume that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Our opinion is based exclusively on the General Corporation Law of the State of Delaware, and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP